As filed with the Securities and Exchange Commission on March 25, 2014

Registration No. 333-187334

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDOCYTE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	35-1969-140
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Endocyte, Inc.

3000 Kent Avenue, Suite A1-100

West Lafayette, Indiana 47906

Telephone: (765) 463-7175

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

P. Ron Ellis

President and Chief Executive Officer

Endocyte, Inc.

3000 Kent Avenue, Suite A1-100

West Lafayette, Indiana 47906

Telephone: (765) 463-7175

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David C. Worrell

Daniel L. Boeglin

Faegre Baker Daniels LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

Phone: (317) 569-9600

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ (Registration No. 333-187334)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On April 23, 2013, Endocyte, Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-3 (Registration No. 333-187334) (the “Registration Statement”), which registered an aggregate of $125,000,000 shares of common stock, preferred stock, debt securities, warrants and units. No securities have been sold pursuant to the Registration Statement.

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove the $125,000,000 of securities previously registered on the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment No.1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in West Lafayette, Indiana, on the 25th day of March, 2014.

ENDOCYTE, INC.

By:	/s/ P. Ron Ellis
P. Ron Ellis Chief Executive Officer, President and Chairman

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No.1 to registration statement has been signed by the following persons in the capacities on the 25th day of March, 2014.

Signature		Title

By:	/s/ P. Ron Ellis	Chief Executive Officer, President and Chairman (Principal Executive Officer)
P. Ron Ellis

By:	/s/ Michael A. Sherman	Senior Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
Michael A. Sherman

By:	/s/ Beth A. Taylor	Corporate Controller (Principal Accounting Officer)
Beth A. Taylor

By:	*	Chairman of the Board of Directors
John C. Aplin

By:	*	Director and Chief Science Officer
Philip S. Low

By:	*	Director
Keith E. Brauer

By:		Director
Colin Goddard

By:	*	Director
Ann F. Hanham

By:	*	Director
Marc D. Kozin

By:	*	Director
Peter D. Meldrum

By:		Director
Fred A. Middleton

By:	*	Director
Lesley Russell

*	Michael A. Sherman, by signing his name hereto, does hereby sign this document on behalf of the above-named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

/s/ Michael A. Sherman
Michael A. Sherman Attorney-in-Fact

EXHIBIT INDEX

Unless otherwise indicated, all documents incorporated into this registration statement by reference to a document filed with the SEC pursuant to the Exchange Act are located under SEC file number 1-35050.

Exhibit No.	Description

24.1	Power of attorney (included in Registrant’s Registration Statement on Form S-3 (File No. 333-187334))